Exhibit 99.1

News

For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone :	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Reports 14% Increase in Third Quarter Operating EPS to $0.81;
Net Income Per Share Reaches $0.79
Wilmington, Delaware — October 23, 2007 — Delphi Financial Group, Inc. (NYSE: DFG) announced today that net income in the third quarter of 2007 was $40.7 million or $0.79 per share, compared to $36.2 million or $0.71 per share in the third quarter of 2006. Net income for the first nine months of 2007 was $122.8 million or $2.38 per share, compared with $101.9 million or $2.00 per share in the first nine months of 2006.
Operating earnings (1) in the third quarter of 2007 increased 15% to $41.7 million from $36.4 million in the third quarter of 2006. Operating earnings per share rose 14% to $0.81 from $0.71 a year ago. For the first nine months of 2007, operating earnings increased 18% to $124.9 million from $106.0 million, while operating earnings per share grew 16% to $2.42 from $2.09. Annualized operating earnings return on beginning equity (2) in the third quarter of 2007 was 14.6%, up from 14.0% in the third quarter of 2006.
Core group employee benefit premiums in the third quarter of 2007 grew 10% from the third quarter a year ago, reaching $306.6 million. This growth was driven by a 12% increase in group life premiums and an 11% increase in group disability premiums at Delphi’s Reliance Standard Life (RSL) subsidiary. The combined ratio for the Company’s group employee benefit products in the third quarter of 2007 was 91.9%, down from 93.3% in the third quarter of 2006 and down from 93.2% for full-year 2006.
Robert Rosenkranz, Chairman and Chief Executive Officer, said, “Delphi’s excellent bottom-line growth in the third quarter was driven by improved margins in our insurance operations. Our investment returns were below our expectations, resulting from the unusually turbulent market conditions in the third quarter. Our premium and production growth at Reliance Standard continued to benefit from increased market acceptance of our voluntary products, including our new group limited benefit health insurance product, RSL BasicCare. We are achieving improved underwriting margins from our pricing discipline at Reliance Standard and the continuing firm market for Safety National’s excess workers’ compensation insurance.”
Mr. Rosenkranz added, “We remain confident in our growth prospects and the positive outlook for our insurance businesses in 2007 and beyond. Our strong balance sheet gives us excellent financial flexibility to capitalize on opportunities we deem attractive.”

Delphi Financial Reports 14% Increase in Third Quarter Operating EPS to $0.81	Page 2
Delphi’s net investment income in the third quarter of 2007 was $62.8 million, down from $66.2 million in the same quarter a year ago. For the first nine months of 2007, net investment income rose 9% to $203.2 million from $185.9 million in the first nine months of 2006. Invested assets at September 30, 2007 were $4.7 billion, an increase of 9% from $4.3 billion at September 30, 2006. The tax equivalent yield on the Company’s investment portfolio in the third quarter of 2007 was 5.7% compared to 6.6% for the third quarter of 2006. For the first nine months of 2007, the tax equivalent yield was 6.3%, compared to 6.5% for the first nine months of 2006. Delphi’s shareholders’ equity was $1.2 billion at the end of the third quarter, and book value per share before accumulated other comprehensive income and loss (3) rose to $24.07 at September 30, 2007 compared with $22.52 at September 30, 2006.
Conference Call
On October 24, 2007 at 11:00 AM (Eastern time), Delphi will broadcast the Company’s third quarter 2007 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi’s website for one week beginning at approximately 1:00 PM (Eastern time) on October 24, 2007. Investors can also download Delphi’s third quarter 2007 statistical supplement from the Company’s website at www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

Delphi Financial Reports 14% Increase in Third Quarter Operating EPS to $0.81	Page 3
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers’ compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual fixed annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.
(1)	Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, and the loss on redemption of junior subordinated deferrable interest debentures, as applicable. The Company believes that because realized investment gains and losses, redemption of junior subordinated deferrable interest debentures, and discontinued operations arise from events that, to a significant extent, are within management’s discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company’s operating trends. Redemption of junior subordinated deferrable interest debentures occur based on management’s decision to exercise its ability to redeem the outstanding debentures. Investment gains or losses may be realized based on management’s decision to dispose of an investment, and investment losses may be realized based on management’s judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management’s decision to exit or sell a particular business. Thus, realized investment gains and losses, losses on redemption of junior subordinated deferrable interest debentures and results from discontinued operations are not reflective of the Company’s ongoing earnings capacity, and trends in the earnings of the Company’s underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company’s overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies’ financial statements. For reconciliations of the respective operating earnings amounts for the indicated periods to the corresponding net income amounts, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows. All per share amounts are on a diluted basis.

(2)	Annualized operating earnings return on beginning equity, which is a non-GAAP financial measure, is based on operating earnings, as defined in the preceding footnote (1) (rather than the most directly comparable GAAP measure, net income), divided by beginning shareholders’ equity. For the reasons that the Company believes that the calculation of this non-GAAP measure based upon operating earnings is useful, see such footnote. For reconciliations of the respective annualized operating earnings return on equity amounts for the indicated periods to the corresponding annualized net income return on equity amounts, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows.

(3)	Diluted book value per share before accumulated other comprehensive income and loss, which is a non-GAAP financial measure, is based on shareholders’ equity excluding the effect of accumulated other comprehensive income and loss. The Company believes that, because accumulated other comprehensive income and loss fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market in determining diluted book value per share (the most directly comparable GAAP measure), this non-GAAP measure is useful in analyzing the Company’s operating trends. For reconciliations of the respective diluted book value per share before accumulated other comprehensive income and loss amounts for the indicated dates to the corresponding diluted book value per share amounts, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows.
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DELPHI FINANCIAL GROUP, INC.
Non-GAAP Financial Measures
Reconciliation to GAAP
(Unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006
Income Statement Data

Operating earnings (Non-GAAP measure)	$41,691	$36,386	$124,863	$106,046
Net realized investment losses, net of taxes	(962)	(218)	(601)	(1,222)
Loss on redemption of junior subordinated deferrable interest debentures, net of taxes	—	—	(1,425)	—

Income from continuing operations	40,729	36,168	122,837	104,824
Discontinued operations, net of taxes	—	1	—	(2,932)

Net income (GAAP measure)	$40,729	$36,169	$122,837	$101,892

Diluted results per share of common stock:
Operating earnings (Non-GAAP measure)	$0.81	$0.71	$2.42	$2.09
Net realized investment losses, net of taxes	(0.02)	—	(0.01)	(0.03)
Loss on redemption of junior subordinated deferrable interest debentures, net of taxes	—	—	(0.03)	—

Income from continuing operations	0.79	0.71	2.38	2.06
Discontinued operations, net of taxes	—	—	—	(0.06)

Net income (GAAP measure)	$0.79	$0.71	$2.38	$2.00

Annualized operating earnings return on beginning equity	14.6%	14.0%	15.2%	13.7%

Annualized net income return on beginning equity (GAAP measure)	14.3%	14.0%	15.0%	13.2%

Balance Sheet Data			9/30/2007	12/31/2006

Shareholders’ equity, excluding accumulated other comprehensive (loss) income			$1,200,561	$1,155,675
Add: Accumulated other comprehensive (loss) income			(24,396)	19,133

Shareholders’ equity (GAAP measure)			$1,176,165	$1,174,808

Diluted book value per share of common stock, excluding accumulated other comprehensive (loss) income (Non-GAAP measure)			$24.07	$23.35
Add: Accumulated other comprehensive (loss) income			(0.45)	0.35

Diluted book value per share of common stock (GAAP measure)			$23.62	$23.70

Please see footnotes 1 through 3 of the press release to which this table is attached for important information regarding these non-GAAP financial measures.

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006
Revenue:
Premium and fee income	$325,944	$295,190	$972,528	$838,419
Net investment income	62,768	66,159	203,178	185,974
Net realized investment losses	(1,480)	(335)	(925)	(1,880)
Loss on redemption of junior subordinated deferrable interest debentures	—	—	(2,192)	—

	387,232	361,014	1,172,589	1,022,513

Benefits and expenses:
Benefits, claims and interest credited to policyholders	234,525	217,322	708,220	612,961
Commissions and expenses	87,632	85,314	268,997	239,954

	322,157	302,636	977,217	852,915

Operating income	65,075	58,378	195,372	169,598

Interest expense:
Corporate debt	3,328	5,250	12,973	15,029
Junior subordinated debentures	3,246	—	4,652	—
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	488	1,319	2,251	3,887
Income tax expense	17,284	15,641	52,659	45,858

Income from continuing operations	40,729	36,168	122,837	104,824

Discontinued operations, net of taxes	—	1	—	(2,932)

Net income	$40,729	$36,169	$122,837	$101,892

Basic results per share of common stock:
Income from continuing operations	$0.80	$0.73	$2.44	$2.12
Discontinued operations	—	—	—	(0.06)
Net income	$0.80	$0.73	$2.44	$2.06

Weighted average shares outstanding	50,596	49,652	50,405	49,531

Diluted results per share of common stock:
Income from continuing operations	$0.79	$0.71	$2.38	$2.06
Discontinued operations	—	—	—	(0.06)
Net income	$0.79	$0.71	$2.38	$2.00

Weighted average shares outstanding	51,722	50,926	51,641	50,824

Dividends paid per share of common stock	$0.09	$0.08	$0.26	$0.23

DELPHI FINANCIAL GROUP, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	9/30/2007	12/31/2006
Assets:
Investments:
Fixed maturity securities, available for sale	$3,624,642	$3,377,578
Short-term investments	261,434	400,239
Other investments	809,381	705,563

	4,695,457	4,483,380

Cash	45,684	48,204
Cost of business acquired	179,777	267,920
Reinsurance receivables	412,626	410,593
Goodwill	93,929	93,929
Other assets	276,675	251,975
Assets held in separate account	122,833	114,474

Total assets	$5,826,981	$5,670,475

Liabilities and Shareholders’ Equity:
Policy liabilities and accruals	$2,304,189	$2,107,644
Policyholder account balances	1,091,011	1,119,218
Corporate debt	147,750	263,750
Junior subordinated debentures	175,000	—
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	20,619	59,762
Other liabilities and policyholder funds	789,414	830,819
Liabilities related to separate account	122,833	114,474

Total liabilities	4,650,816	4,495,667

Shareholders’ equity:
Class A Common Stock	487	480
Class B Common Stock	59	57
Additional paid-in capital	503,098	474,722
Accumulated other comprehensive (loss) income	(24,396)	19,133
Retained earnings	790,817	763,386
Treasury stock, at cost	(93,900)	(82,970)

	1,176,165	1,174,808

Total liabilities and shareholders’ equity	$5,826,981	$5,670,475

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended
	9/30/2007	9/30/2006
Operating activities:
Net income	$122,837	$101,892
Adjustments to reconcile net income to net cash provided by operating activities:
Change in policy liabilities and policyholder accounts	219,478	197,987
Net change in reinsurance receivables and payables	(7,428)	3,523
Amortization, principally the cost of business acquired and investments	53,353	50,397
Deferred costs of business acquired	(84,042)	(77,473)
Net realized losses on investments	925	1,880
Net change in federal income tax liability	16,440	12,193
Other	(41,451)	(38,463)

Net cash provided by operating activities	280,112	251,936

Investing activities:
Purchases of investments and loans made	(861,814)	(898,282)
Sales of investments and receipts from repayment of loans	328,176	597,301
Maturities of investments	120,486	168,327
Net change in short-term investments	138,805	(202,886)
Change in deposit in separate account	8,536	(2,234)

Net cash used by investing activities	(265,811)	(337,774)

Financing activities:
Deposits to policyholder accounts	90,388	178,231
Withdrawals from policyholder accounts	(123,802)	(98,778)
Borrowings under revolving credit facility	42,000	31,000
Principal payments under revolving credit facility	(158,000)	(2,000)
Proceeds from the issuance of junior subordinated debentures	172,309	—
Redemption of junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	(37,728)	—
Other financing activities	(1,988)	(5,612)

Net cash provided by financing activities	(16,821)	102,841

(Decrease) increase in cash	(2,520)	17,003
Cash at beginning of period	48,204	28,493

Cash at end of period	$45,684	$45,496